UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 10, 2003

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real

Los Altos, California 94022

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(650) 947-5000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 8.	Change in Fiscal Year.

On April 10, 2003, Rambus Inc. (“Rambus”) determined to change the fiscal year end of Rambus from September 30 to December 31, effective as of January 1, 2003. As a result of this change, Rambus’s fiscal year 2003 will be the twelve-month period beginning on January 1, 2003 and ending on December 31, 2003. Rambus will file a transition report on Form 10-Q for the three-month period ended December 31, 2002.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMBUS INC.
A Delaware Corporation

Date:	April 22, 2003	By:	/S/ ROBERT K. EULAU

Robert K. Eulau, Sr. Vice President, Finance and Chief Financial Officer

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